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                               EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated made and entered into effective as of January 5, 1998, by and between Citadel Computer Systems Incorporated, a Delaware corporation (the "Company") and Bennett Klein (the "Employee").

     WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, pursuant to the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

     1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs Employee, and Employee hereby accepts such employment by the Company.

     2.   Duties of Employee.

(a) Employee shall serve as an employee of the Company and Vice President, Product Marketing and Business Development, subject to the supervision and control of the Chief Executive Officer of the Company or such other duties and responsibilities as the Company may designate.

(b) During the term of this Agreement, Employee shall devote substantially all of his business time and effort to the performance of his duties and responsibilities.

(c) Unless otherwise agreed by Employee, the duties shall be performed in Dallas, Texas.

     3. Term. The term of this Agreement and of Employee's employment by the Company shall commence on the date hereof (the "Effective Date") and continue until the third anniversary of the Effective Date; provided, however, that at the end of such initial term, and on each subsequent anniversary of the Effective Date, the term shall automatically extend for an additional year unless either party provides, at least 60 days prior to the end of such initial term or such subsequent anniversary, written notice that it does not wish to extend the term. Notwithstanding the foregoing, this Agreement may be earlier terminated in accordance with Section 7 of this Agreement.

Salary.

(a) Base Salary. The initial base salary payable by the Company to Employee during the term of this Agreement for his services as an employee of the Company shall be $11,250 per month, which shall be payable in accordance with the Company's standard


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payment schedule for salaried employees, but not less than monthly. Such base salary shall not include any benefits made available to Employee or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of the Company, including any health or life insurance plan or program, 401(k) plan, cash bonus plan, stock incentive plan, retirement plan or similar plan or program, if any.

(b) Bonuses. The Company shall issue to the Employee 50,000 shares of its common stock as a signing bonus. In the event such shares do not have a market value of at least $50,000 as of March 31, 1998, the Company shall, at its option, either repurchase such shares for the purchase price of $50,000 or issue additional shares of its common stock having a market value equal to the difference between $50,000 and the market value of the shares issued as of March 31, 1998. The Company shall pay to the Employee a corporate bonus in the amount of up to forty percent (40%) of the Employee's base salary per year, paid quarterly, based on agreed upon targets for personal goals and achievements determined for the Employee.

(c) Options. The Company shall issue to the Employee options to purchase up to 300,000 shares of the Company's common stock, with options to purchase 8,333 shares vesting on the first day of each month following the date of this Agreement during the term of this Agreement. The exercise price for such options shall be $.32 per share [the lower of $0.40 per share or the market price as of the effective date of this Agreement]. The options shall be evidenced by an option agreement in substantially the form attached hereto as Exhibit A.

     5. Employee Benefits. During the term of this Agreement, the Company shall provide the Employee with benefits at least equal to those made available from time to time by the Company to its Vice Presidents, such benefits to be in accordance with the Company's policies. Such benefits shall include participation in benefit plans or programs, paid vacation and fringe benefits, if any. Such benefits will include Medical Plan and Hospitalization, Dental Plan and Life Insurance in the amount of up to $50,000 under the Company's current plan. In addition, if the Employee's health status permits the Company to obtain life insurance on commercially reasonable terms based, the Company will obtain life insurance on the Employee in an amount equal to two times the Employee's annual base salary.

     6. Reimbursement of Expenses. The Company shall reimburse the Employee for expenses actually and reasonably incurred by him in the business interests of the Company, subject to the Company's policies. Such reimbursement shall be made to the Employee upon appropriate documentation of such expenditures in accordance with the Company's policies. In addition, the Company will pay to the Employee relocation expenses as set forth in Exhibit 2 attached hereto and made a part hereof.

     7.   Early Termination.


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          (a)   Notwithstanding the provisions of Section 3 of this Agreement but subject to the provisions of Section 7(b), the Employee's employment shall terminate:

          (i)   In the event of the Employee's death;

          (ii) If the Employee is disabled so that he has been unable to perform his duties and responsibilities hereunder for a period of 90 consecutive days (in the opinion of a person designated by the parties);

          (iii) If the Board of Directors terminates this Agreement and the Employee's employment hereunder "with cause"; or

          (iv) If the Employee materially breaches the terms of this Agreement and such breach remains uncured after actual notice and a reasonable opportunity to cure such breach.

          (b)   If the Employee's employment hereunder is terminated pursuant to
Section 7(a), the Employee, or his representative in the event of his death, shall be entitled to receive payment of all compensation under Section 4 of this Agreement that has accrued to the date of such termination and all additional compensation and employee benefits under Sections 4 or 5 that have accrued or vested in the Employee on the date of such termination. The Employee shall also be entitled to reimbursement of expenses under Section 6 hereof. As used in this Section 7, termination "with cause" shall mean any termination of the Employee for (i) the commission of an act of fraud or embezzlement against the Company, (ii) conviction of a felony or a crime involving moral turpitude, (iii) gross negligence or willful misconduct in performing the Employee's duties under
Section 2, (iv) the commission of a material act of personal dishonesty or a breach of fiduciary duty in connection with the Employee's employment by the Company, or (v) material breach of this Agreement which the Employee fails to cure after notice and a reasonable opportunity to cure.

          (c) If the Employee is terminated by the Company for any reason other than for "cause" as set forth in Section 7(b), the Company shall pay to the Employee a severance payment equal to six month's salary.

          (d) If the Company at any time during the term of the Agreement causes a significant reduction in the Employee's base compensation, position or responsibilities ("good cause"), the Employee may terminate this Agreement at that time.

          (e) The Employee reserves the right to terminate this Agreement and sever the employment relationship with the Company at any time for any reason or no reason after one year of the effective date of this Agreement. In the event the Employee terminates his employment hereunder (other than for "good cause" as defined in section (d) above) within one year of the effective date of this Agreement, he shall reimburse the Company for all relocation expenses and signing bonuses.


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     8.   Non-Competition Agreement.  The Employee understands that during the course of his employment by the Company, the Employee will represent the Company and will develop contacts and relationships with other persons and entities on behalf of the Company, including but not limited to customers, potential customers and other employees of the Company. To protect the Company's interest in these contacts and relationships, the Employee agrees and covenants that the Employee will comply with the terms and conditions of the Noncompetition Agreement attached hereto as Annex I, which is made a part of this Agreement for all purposes. It is understood and agreed that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected. The Company shall, in addition to all other rights or remedies it may have at law or in equity, be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Section 8 and Annex I.

     9. Confidentiality. The Employee acknowledges that he has learned and will learn Confidential Information (as defined herein) relating to the business conducted and to be conducted by the Company. The Employee agrees that he will not, except in the normal and proper course of his duties hereunder, disclose or use or enable any third party to disclose or use any such Confidential Information, without prior written approval of the Company. As used in this
Section 9, "Confidential Information" shall mean the following types of information, both existing and contemplated, regarding the Company, as well as all other proprietary information regarding the Company: corporate data and information, including plans, strategies, tactics and policies; marketing information, including sales or product plans, strategies, tactics and methods and data regarding customers, prospects and markets; financial information, including financial statements, projections, business plans and cost and performance data; operational data, including trade secrets and data regarding patents and patent applications, control and inspection practices, manufacturing processes and methods, suppliers and contracts; technical information, including process and machinery designs, drawings and specifications; and personnel information, including organization structure, personnel lists, resumes, personal data and performance evaluations. Confidential Information shall not include information that (i) is publicly known or becomes publicly known through no fault of the Employee, or (ii) is generally or readily obtainable by the public, or (iii) general skills, knowledge and experience required by the Employee before and/or during his employment with the Company.

     The Employee agrees that all documents of any nature pertaining to activities of the Company or that include any Confidential Information, in his possession now or at any time during the term of his employment with the Company, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs,


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are and shall be the property of the Company and that all copies thereof shall be surrendered to such entity upon termination of his employment.

     10.  Miscellaneous.

          (a) Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by United States registered or certified mail, or postage prepaid, to a party at its address specified below:

          If to the Company:

               Citadel Computer Systems Incorporated
               3811 Turtle Creek Boulevard, Suite 600
               Dallas, Texas 75219
               Attention: Chief Executive Officer
               Telecopy No.: (214) 520-9293

          If to Employee:

               Bennett Klein
               3530 North 2300 East
               Layton, Utah  84040
               Telecopy No.: (  )    -

     The parties to this Agreement may change their addresses for notice in the manner provided above.

          (b) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions hereof.

          (c) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          (d) The parties shall execute all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

          (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement,


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their respective representatives and permitted successors and assigns, any rights, remedies or obligations under or by reason of this Agreement.

          (f) This Agreement constitutes the entire agreement among the parties hereto pertaining to the specific subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          (g) None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

          (h) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          (i) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          (j) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN FEDERAL COURT (OR STATE COURT IF FEDERAL COURTS ARE WITHOUT JURISDICTION) LOCATED IN THE CITY OF DALLAS IN THE STATE OF TEXAS AND SHALL BE BROUGHT IN NO OTHER COURT. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPT AND SUBMIT TO THE JURISDICTION OF SUCH COURTS IN PERSON, GENERALLY AND UNCONDITIONALLY, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          (k) If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

          (l) No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by


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all parties to this Agreement.  No waiver of any of the provisions of this
Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing wavier unless otherwise expressly provided.

          (m) Each party acknowledges and agrees that the other party may be irreparably harmed by any material violation of the party's obligations under Sections 8 and 9 hereof and that, in addition to all other rights or remedies available at law or in equity, the non-breaching party will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. The provisions of Sections 8 and 9 hereof will survive any termination of this Agreement, in accordance with their terms for a period of one year after such termination.




















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     EXECUTED as of the date first above written.

                                   CITADEL COMPUTER SYSTEMS INCORPORATED


                                       By: /s/ Steven B. Solomon
                                          --------------------------------
                                          Steven B. Solomon
                                          Chief Executive Officer


                                       EMPLOYEE:

                                          /s/ Bennett Klein
                                          --------------------------------
                                          Bennett Klein



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